================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PHL VARIABLE INSURANCE COMPANY
                         ------------------------------
             (Exact name of registrant as specified in its charter)


   Connecticut
------------------        ----------------------       -------------------
(State or other             (Primary Standard            (I.R.S. Employer
jurisdiction of                 Industrial                Identification
incorporation or              Classification                  Number)
 organization)                 Code Number)


                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (800) 447-4312
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                               DONA D. YOUNG, ESQ.
                         PHL VARIABLE INSURANCE COMPANY
                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (860) 403-5967
        -----------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


Approximate date of commencement of proposed sale to the public: ______________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of this earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If the delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [    ]

================================================================================


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of each class                          Proposed           Proposed maximum
of securities to be     Amount to be     maximum offering      aggregate offering       Amount of
registered               registered       price per unit              price          registration fee
------------------------------------------------------------------------------------------------------

Participating                 *                 *                  $50,000,000           $15,151.52
Interests in Market
Value Adjustment
Account under
Variable Annuity
Contract




*The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.


The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         PHL VARIABLE INSURANCE COMPANY

                        CROSS REFERENCE SHEET PURSUANT TO
                           REGULATION S-K, ITEM 501(B)

   FORM S-1 ITEM NUMBER                                                               CAPTION HEADING IN PROSPECTUS
   --------------------                                                               -----------------------------
 1.      Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus...............................        Outside Front Cover
 2.      Inside Front and Outside Back Pages of Prospectus....................        Inside Front Cover
 3.      Summary Information, Risk Factors and Ratio of Fixed Charges.........        Product Description
 4.      Use of Proceeds......................................................        Investments by PHL Variable
 5.      Determination of Offering Price......................................        Not Applicable
 6.      Dilution.............................................................        Not Applicable
 7.      Selling Security Holders.............................................        Not Applicable
 8.      Plan of Distribution.................................................        Distribution of Contracts
 9.      Description of Securities to be Registered...........................        Product Description
10.      Interests of Named Experts and Counsel...............................        Not Applicable
11.      Information with Respect to the Registrant...........................        Description of the Business of PHL
                                                                                      Variable; Directors and Officers of PHL
                                                                                      Variable; Experts and Legal Proceedings;
                                                                                      Financial Statements
12.      Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.......................................        Not Applicable


                                   PROSPECTUS
                MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT

           Offered through PHL Variable Accumulation Account Annuities issued by

                         PHL VARIABLE INSURANCE COMPANY
                          VARIABLE PRODUCTS OPERATIONS
                                101 MUNSON STREET
                         GREENFIELD, MASSACHUSETTS 01301
                            TELEPHONE: (800) 447-4312

                            -------------------------

                                mailing address:

                    PHOENIX VARIABLE PRODUCTS MAIL OPERATIONS
                                  P.O. BOX 8027
                        BOSTON, MASSACHUSETTS 02266-8027


    This Prospectus describes PHL Variable Insurance Company's ("PHL Variable" or the "Company") Market Value Adjusted Guaranteed Interest Account (MVA). The MVA is available for use under the Company's deferred variable accumulation annuity contract (the "Contract"). The MVA is an account to which Contract Owners may allocate purchase payments or transfer accumulation value to and from, subject to the rules outlined in the Contract prospectus. As this Prospectus focuses on the operations and features of the MVA, an investor should carefully review the Contract prospectus.

    PHL Variable guarantees specified rates of interest for amounts allocated to the MVA for specified periods (Guarantee Period). The Guaranteed Rate offered will, in no event, be less than 3%.

    The assets supporting the Company's obligations based on allocations to the MVA are held in PHL Variable Separate Account MVA1 ("Separate Account MVA1"), which is a "non-unitized" separate account. Such obligations are based on the interest rates credited to allocations to the MVA and the terms of the Contract. These obligations do not depend on the investment performance of the assets in Separate Account MVA1. Separate Account MVA1 was established by the Company according to Connecticut law.

    Any partial or full surrenders or transfers from the MVA, before the end of a Guarantee Period, may be adjusted up or down by the application of the Market Value Adjustment. Any values allocated to the MVA that are applied to determine the annuity benefit before the end of the Guarantee Period also will be subject to the Market Value Adjustment. Accordingly, a Contract Owner may experience a negative investment return.

    The annuity benefits available under the Contract may be either fixed or variable amounts. The Contract Value before maturity will vary with the investment performance of the Sub-accounts of the PHL Variable Accumulation Account selected and amounts allocated to the Guaranteed Interest Account and the MVA. The amount of any variable annuity payments thereafter will fluctuate with the investment performance of the Sub-accounts of the PHL Variable Accumulation Account selected.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MUST BE ACCOMPANIED BY THE PROSPECTUSES FOR A PHL VARIABLE ACCUMULATION ACCOUNT ANNUITY CONTRACT, THE PHOENIX EDGE SERIES FUND AND WANGER ADVISORS TRUST. THIS PROSPECTUS AND THE PROSPECTUSES FOR THE CONTRACT AND THE FUNDS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.


MAY 1, 1997

                                TABLE OF CONTENTS

Heading                                                                    Page

SPECIAL TERMS.................................................................3
PRODUCT DESCRIPTION...........................................................3
   The Nature of the Contract and the MVA.....................................3
   Availability of the MVA....................................................3
   The Market Value Adjusted Guaranteed Interest Account .....................3
   Market Value Adjustment....................................................4
   Setting the Guaranteed Rate................................................5
   Application of the Market Value Adjustment on Withdrawals..................5
INVESTMENTS BY PHL VARIABLE...................................................5
DISTRIBUTION OF CONTRACTS.....................................................6
FEDERAL TAXATION DISCUSSION...................................................6
ACCOUNTING PRACTICES..........................................................6
DESCRIPTION OF THE BUSINESS OF PHL VARIABLE ..................................6
DIRECTORS AND OFFICERS OF PHL VARIABLE........................................6
EXPERTS.......................................................................7
LEGAL PROCEEDINGS.............................................................7































                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded hereby to the extent that a statement contained in a later-filed document or herein shall modify or supersede such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

    The Company will furnish, without charge, to each person to whom a copy this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in the Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in the Prospectus). Requests for such document should be directed to 800-447-4312.

SPECIAL TERMS
--------------------------------------------------------------------------------
    As used in this Prospectus, the following terms mean:

ACCOUNT: PHL Variable Accumulation Account.

CONTINGENT DEFERRED SALES CHARGE: Surrender charges.

CONTRACT: The deferred variable accumulation annuity contract issued by PHL Variable Insurance Company.

CONTRACT VALUE: Prior to its maturity, the sum of the values under a Contract of all accumulation units held in the Sub-accounts of the Account plus the values held in the Guaranteed Interest Account and the Market Value Adjusted Guaranteed Interest Account.

CURRENT RATE: The Guaranteed Rate currently in effect for amounts allocated to the Market Value Adjusted Guaranteed Interest Account, established from time to time for various durations.

EXPIRATION DATE: The date on which the Guarantee Period ends.

GUARANTEE PERIOD: The duration for which interest accrues at the Guaranteed Rate on amounts allocated to the Market Value Adjusted Guaranteed Interest Account.

GUARANTEED INTEREST ACCOUNT (GIA): An allocation option under which premium amounts are guaranteed to earn a fixed rate of interest. Excess interest also may be credited, in the sole discretion of PHL Variable Insurance Company.

GUARANTEED RATE: The effective annual interest rate PHL Variable uses to accrue interest on amounts allocated to the Market Value Adjusted Guaranteed Interest Account for a Guarantee Period. Guaranteed Rates are fixed at the time an amount is credited to the Market Value Adjusted Guaranteed Interest Account and remain level throughout the Guarantee Period.

MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT (MVA): An account that pays interest at a Guaranteed Rate if held to maturity. If such amounts are withdrawn before the end of the Guarantee Period, a Market Value Adjustment will be made. Assets allocated to the MVA are not part of the assets allocated to the Account or the general account of PHL Variable Insurance Company.

MARKET VALUE ADJUSTMENT: An adjustment made to the amount that a Contract Owner will receive if money is withdrawn or transferred from the Market Value Adjusted Guaranteed Interest Account before the Expiration Date of its Guarantee Period.

PHL VARIABLE: PHL Variable Insurance Company.

WINDOW PERIOD: The 15-day period before and after the Expiration Date during which time any withdrawals or transfers from the MVA will not be subject to a Market Value Adjustment.

PRODUCT DESCRIPTION
--------------------------------------------------------------------------------
THE NATURE OF THE CONTRACT AND THE MVA
    The investment option described in this Prospectus is a Market Value Adjusted Guaranteed Interest Account (MVA) available only under the flexible premium deferred variable annuity contract (the "Contract") offered by PHL Variable Insurance Company ("PHL Variable" or the "Company"). The Contract is described in detail in its prospectus. You should review the Contract prospectus with this Prospectus before deciding to invest in the Contract or allocate purchase payments to the MVA.

    The MVA currently provides four choices of interest rate Guarantee Periods:
3-year, 5-year, 7-year and 10-year. Purchase payments can be allocated to one or more of the available MVA Guarantee Period options, either at the time the payment is made or by transferring amounts held in the Sub-accounts of the PHL Variable Accumulation Account (the "Account"), the Guaranteed Interest Account or other available MVA options, anytime prior to Contract maturity. Generally, amounts allocated to an MVA option must be for at least $1,000.

    Amounts may be transferred to or from the MVA according to the Contract transfer rules. (See "The Accumulation Period - Transfers" of the Contract prospectus.)

    Allocations that remain in the MVA until the applicable Expiration Date will be equal to the amount originally allocated multiplied, on an annually compounded basis, by its Guaranteed Rate.

    A Market Value Adjustment will be made if amounts are withdrawn or transferred from the MVA before the Expiration Date. (See "The Market Value Adjusted Guaranteed Interest Account.")

    The Contract provides for the accumulation of values before maturity and for the payment of annuity benefits thereafter. A death benefit also is available under the Contract. Since MVA values are part of the Contract Value, earnings on allocations to the MVA will impact the values available at surrender, maturity or death.

AVAILABILITY OF THE MVA
    The MVA is not available in all states.

THE MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT
    The MVA is available only during the accumulation phase of the Contract. The MVA option currently offers different Guarantee Periods, which provide the ability to earn interest at different Guaranteed Rates on all or part of the Contract Value. Each allocation has its own Guaranteed Rate and Expiration Date. Because the Company changes Guaranteed Rates periodically, amounts allocated to a Guarantee Period at different times may have varied Guaranteed Rates and Expiration Dates. The applicable Guaranteed Rate does not change during the Guarantee Period. The Guaranteed Rate may never be less than 3%.

    PHL Variable will notify you of the expiration of the Guarantee Period and of your available options within 30 days of the Expiration Date. You will have 15 days before and 15 days following the Expiration Date ("Window Period") to notify us of your election. During this Window Period, any withdrawals or transfers from the MVA will not be subject to a market value adjustment. Unless you elect to transfer funds to another Guarantee Period, Account, the Guaranteed Interest Account or elect to withdraw funds, we will begin another Guarantee Period of the same duration as the one just ended and credit interest at the then current rate for that new Guarantee Period. If you chose a Guarantee Period that is no longer available or your original Guarantee Period is no longer available, we will use the Guarantee Period with the next longest duration.

    To the extent permitted by law, we reserve the right, anytime, to offer Guarantee Periods that differ from those available at the time your Contract was issued. Since Guarantee Periods may change, please contact Variable Products Operations to determine the current Guarantee Periods being offered.

MARKET VALUE ADJUSTMENT
    Any withdrawal from your MVA will be subject to a Market Value Adjustment unless the effective date of the withdrawal is within 15 days before and after the end of a Guarantee Period. For this purpose, redemptions, transfers and maturity amounts are treated as withdrawals. The Market Value Adjustment will be applied to the amount being withdrawn after the deduction of any applicable Administrative Charge and before the deduction of any applicable Contingent Deferred Sales Charges (surrender charges). The Market Value Adjustment can be positive or negative. The amount being withdrawn after application of the Market Value Adjustment can be greater than or less than the amount withdrawn before the application of the Market Value Adjustment.

    A Market Value Adjustment will not be applied upon the payment of the Death Benefit.

    The Market Value Adjustment will reflect the relationship between the Current Rate (defined below) for the amount being withdrawn and the Guaranteed Rate. It is also reflective of the time remaining in the applicable Guarantee Period. Generally, if the Guaranteed Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will result in a lower payment upon withdrawal. Conversely, if the Guaranteed Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will produce a higher payment upon withdrawal.

    The Market Value Adjustment which is applied to the amount being withdrawn is determined by using the following formula:

    Market Value Adjustment

                           1+i    n/12
          = Amount x [(----------)     -1]
                       1+j+0.0025

    where,

    Amount, is the amount being withdrawn from a given accumulated amount less any applicable administrative charges.

    i, is the Guaranteed Rate being credited to the amount subject to the Market Value Adjustment; and

    j, is the Current Rate for new deposits with a Guarantee Period equal to the number of years remaining in the current Guarantee Period, rounded up to the next higher number of complete years; and

    n, is the number of months rounded up to the next whole number from the date of the withdrawal or transfer to the end of the Guarantee Period.

    If the Company does not offer a Guarantee Period equal to the number of years remaining in the Guarantee Period, "j" will be determined by interpolation or extrapolation of the Guaranteed Rate for the Guarantee Periods then available.

EXAMPLES
    The following examples illustrate how the Market Value Adjustment operates:

    EXAMPLE 1
    $10,000 is deposited on January 1, 1997, into an MVA with a 5-year Guarantee Period. The Guaranteed Rate for this deposit amount is 5.50%.

    If, on January 1, 1999 (2 years after deposit), the full amount is taken from this MVA segment, the following amount is available:

    1. The accumulated amount prior to application of Market Value Adjustment is:


                        2
       $10,000 x (1.055)  = $11,130.25

    2. The Current Rate that would be applied on January 1, 1999 to amounts credited to a 3-year MVA segment is 6.50%.

    3. The number of months remaining in the Guarantee Period (rounded up to next whole number) is 36.

    4. The Market Value Adjustment equals $-386.43, and is calculated as follows:

                                        1+0.055    36/12
          $-386.43 = $11,130.25 x [(--------------)      -1]
                                    1+0.065+0.0025

    The market value for the purposes of surrender on January 1, 1999 is therefore equal to $10,743.82 ($11,130.25 - $386.43).

    EXAMPLE 2
    $10,000 is deposited on January 1, 1997, into an MVA with a 5-year Guarantee Period. The Guaranteed Rate for this amount is 5.50%.

    If, on January 1, 1999 (2 years from deposit), the full amount is taken from this MVA segment, the following amount is available:

    1. The accumulated amount prior to application of Market Value Adjustment is:

                        2
       $10,000 x (1.055)  = $11,130.25

    2. The Current Rate being applied on January 1, 1999 to amounts credited to a 3-year MVA segment is 4.50%.

    3. The number of months remaining in the Guarantee Period (rounded up to next whole number) is 36.

    4. The Market Value Adjustment equals $240.79, and is calculated as follows:

                                        1+0.055    36/12
          $+240.79 = $11,130.25 x [(--------------)      -1]
                                    1+0.045+0.0025

    The market value for the purposes of surrender on January 1, 1999 is therefore equal to $11,371.04 ($11,130.25 + $240.79).

    THE ABOVE EXAMPLES ARE HYPOTHETICAL AND ARE NOT INDICATIVE OF FUTURE OR PAST PERFORMANCE.

SETTING THE GUARANTEED RATE
    PHL Variable determines Guaranteed Rates for current and future purchase payments, transfers or renewals. Although future Guaranteed Rates cannot be predicted, the Company guarantees that the Guaranteed Rate will never be less than 3% per annum.


APPLICATION OF THE MARKET VALUE ADJUSTMENT ON WITHDRAWALS
    A Market Value Adjustment will apply if a withdrawal is made before the Expiration Date and outside the Window Period as described above. When a withdrawal is made for full or partial surrender, the Contract Value also may be reduced by a Contingent Deferred Sales Charge (surrender charge) according to the following schedule:

                                         SURRENDER CHARGE
    YEAR SINCE PAYMENT                       ASSESSED
    ------------------                       --------
          1st                                   7%
          2nd                                   6%
          3rd                                   5%
          4th                                   4%
          5th                                   3%
          6th                                   2%
          7th                                   1%
          8th                                  None

    The company makes this adjustment for surrender charge since we make no deduction for sales charges when a purchase payment is made. The surrender charge is computed based on the date that the particular payment is received into the Contract.

    Purchase payments that remain on deposit for 7 complete years are not subject to surrender charges. Amounts allocated to the MVA however, continue to be subject to a Market Value Adjustment. For more information regarding the application of surrender charges, please consult the Contract prospectus.

    Please note that other charges also are imposed against the Contract including mortality and expense risk and administrative charges. For a more detailed explanation of applicable charges, please see the "Deductions and Charges" section of the Contract prospectus.

INVESTMENTS BY PHL VARIABLE
--------------------------------------------------------------------------------
    Assets of PHL Variable must be invested according to applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, stock, real estate mortgages, real estate and other investments.

    Proceeds from the MVA will be deposited into Separate Account MVA1, which is a non-unitized separate account. Such proceeds are based on the interest rate we credit to MVA allocations and terms of the Contract. These proceeds do not depend on the investment performance of the assets in Separate Account MVA1. Separate Account MVA1 was established under Connecticut law.

    Under Connecticut law, all income, gains or losses of Separate Account MVA1 whether realized or not, must be credited to or charged against the amounts placed in Separate Account MVA1 without regard to other income, gains and losses of PHL Variable. The assets of the Separate Account may not be charged with liabilities arising out of any other business that the Company may conduct. Obligations under the Contracts are obligations of PHL Variable.

    There are no discreet units in Separate Account MVA1. No party with rights under any Contract participates in the investment gain or loss from assets belonging to Separate Account. Such gain or loss accrues solely to the Company. Phoenix retains the risk that the value of the assets in Separate Account MVA1 may drop below the reserves and other liabilities the Company must maintain. Should the value of the assets in Separate Account MVA1 drop below the reserve and other liabilities the Company must maintain in relation to the Contracts supported by such assets, the Company will transfer assets from its general account to Separate Account MVA1, conversely, if the amount the Company is maintaining is too much, the Company may transfer the excess to the general account.

    In establishing Guaranteed Rates, PHL Variable intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. The Company's investment strategy with respect to the proceeds attributable to the Contracts generally will be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

    Investment-grade debt instruments in which the Company intends to invest the proceeds from the Contracts include:

    Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

    Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Bb), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

    Other debt instruments, including but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

    While the foregoing generally describes the Company's investment strategy with respect to the proceeds attributable to the Contracts, the Company is not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance law.

DISTRIBUTION OF CONTRACTS
--------------------------------------------------------------------------------
    Phoenix Equity Planning Corporation ("PEPCO") acts as the principal underwriter of the Contracts. Contracts may be purchased through representatives of W.S. Griffith & Company ("W.S. Griffith") licensed to sell PHL Variable Annuity Contracts. PEPCO and W.S.
Griffith are registered as broker-dealers under the Securities Exchange
Act of 1934 and are members of the National Association of Securities
Dealers, Inc. (the "NASD"). PHL Variable, PEPCO and W.S. Griffith are indirect wholly-owned subsidiaries of Phoenix Home Life Mutual Insurance Company.

    PEPCO enters selling agreements with other broker-dealers or entities registered under or exempt under the Securities Act of 1934 ("selling brokers"). The Contracts are sold through agents who are licensed by state insurance officials to sell the Contracts. These agents also are registered representatives of selling brokers or W.S. Griffith. Contracts with the MVA option are offered in states where PHL Variable has received authority to write modified guarantee annuity business and the MVA and the Contracts have been approved. The maximum dealer concession that a selling broker will receive for selling a Contract is 7.25%.

    Although the Glass-Steagall Act prohibits banks and bank affiliates from engaging in the business of underwriting securities, banking regulators have not indicated that such institutions are prohibited from purchasing variable annuity contracts upon the order and for the account of their customers.

FEDERAL TAXATION DISCUSSION
--------------------------------------------------------------------------------
    Please refer to "Federal Income Taxes" of the Contract prospectus for a discussion of the tax status of the Contract.

ACCOUNTING PRACTICES
--------------------------------------------------------------------------------
    The information presented below should be read with the audited financial statements and other information included elsewhere in this Prospectus.

    The financial statements and other financial information included in this Prospectus have been prepared in conformity with accounting practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Division of Insurance of the State of Connecticut ("statutory accounting practices"), which are currently considered in accordance with generally accepted accounting principles ("GAAP") for stock life insurance subsidiaries of a mutual life insurance company.

    The Financial Accounting Standards Board, which has no role in establishing regulatory accounting practices issued Interpretation 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, and Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for certain Long-Duration Participating Contracts. The American Institute of Certified Public Accountants, which also has no role in establishing regulatory accounting practices, issued Statement of Position 95-1, Accounting for Certain Insurance Activities of Mutual Life Insurance Enterprises. These pronouncements will require mutual life companies and their stock life insurance subsidiaries to modify their financial statements to continue to be in accordance with the GAAP, effective for 1996 financial statements. The manner in which policy reserves, new business acquisition costs, asset valuations and the related tax effects are recorded will change. The impact of these changes has not yet been determined. The financial statements included in this Prospectus have been on the basis as filed with regulatory authorities.

DESCRIPTION OF THE BUSINESS OF PHL VARIABLE
--------------------------------------------------------------------------------
    PHL Variable is a life insurance company and a wholly-owned subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix"). The Company (formerly known as Dreyfuss Consumers Life) was purchased by Phoenix and its name was changed accordingly in 1994. The Company is an issuer of variable annuity contracts. The Company plans to obtain authority to sell variable annuity contracts in all states except New York, and as of December 1, 1996, it had obtained such authority in 42 states and the District of Columbia.

    The Company's Home Office is located in Hartford, Connecticut.
The Company's principal administrative office is located at 101
Munson Street, Greenfield, Massachusetts. Functionally, the Company is part of Phoenix's operations and all administrative and operational services are provided by Phoenix.

DIRECTORS AND OFFICERS OF PHL VARIABLE
--------------------------------------------------------------------------------
NAME                            POSITION WITH REGISTRANT

Richard H. Booth                Director and Executive
                                Vice President

Robert G. Chipkin               Director

Robert W. Fiondella             Director, Chairman and
                                President

Joseph E. Kelleher              Director and Senior
                                Vice President

Philip R. McLoughlin            Director and Executive
                                Vice President

Charles J. Paydos               Director and Executive
                                Vice President

David W. Searfoss               Director, Executive President,
                                Chief Financial Officer and
                                Treasurer

Simon Y. Tan                    Director and Senior Vice
                                President

Dona D. Young                   Director and Executive
                                Vice President

Robert G. Lautensack            Senior Vice President

Lisa-Lynn Bassi                 Vice President

EXPERTS
--------------------------------------------------------------------------------
    The financial statements of PHL Variable Insurance Company as of December 31, 1996 have been examined by Price Waterhouse LLP, independent public accountants, whose reports are set forth herein, and the financial statements have been included upon the authority of said firm as experts in accounting and auditing. Price Waterhouse LLP, whose address is One Financial Plaza, Hartford, Connecticut, also provides other accounting and tax-related services as requested by PHL Variable from time to time.
    Legal matters involving federal securities laws in connection with the Contracts have been passed upon by Jorden Burt Berenson & Johnson LLP, Washington, D.C.

    Legal matters relating to the validity of the securities being issued have been passed upon by Richard J. Wirth, Counsel, Phoenix Home Life Mutual Insurance Company, Hartford, Connecticut.

LEGAL PROCEEDINGS
--------------------------------------------------------------------------------
    PHL Variable, the Account and PEPCO are not parties to any litigation that would have a material adverse effect upon the Account or the Contracts.

                         PHL VARIABLE INSURANCE COMPANY

                        CONSOLIDATED FINANCIAL STATEMENTS


                           [To be filed by Amendment]

                       PHL VARIABLE SEPARATE ACCOUNT MVA1

                     THE EFFECTIVE DATE OF THE PHL VARIABLE
                     SEPARATE ACCOUNT MVA1 IS THE EFFECTIVE
                      DATE OF THIS REGISTRATION STATEMENT,
                   THEREFORE, FINANCIAL DATA IS NOT AVAILABLE.

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                                     PART II
                    INFORMATION NOT REQUIRED IN A PROSPECTUS


  ITEM 13.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Not applicable.

  ITEM 14.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 5.9 of the Connecticut Corporation Law & Practice, provides that a corporation may indemnify any director or officer of the corporation made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, by reason of the fact that he, his testator or intestate, served such other corporation in any capacity at the request of the indemnifying corporation.

      Article III Section 14 of the By-Laws of the Company provides: "Each Director, officer or employee of the Company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the Company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director, officer or employee of the Company, or of any other company which he was serving as a Director or officer at the request of the Company, except in relation to matters as to which such Director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, by-law, agreement, vote of shareholders or otherwise."

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  ITEM 15.        RECENT SALES OF UNREGISTERED SECURITIES

          Not applicable.

  ITEM 16.        EXHIBITS

          1 Underwriting Agreement. Incorporated by reference to Exhibit 3 of File No. 33-87376 Pre-Effective Amendment No. 1 to Form N-4 filed on July 20, 1995.

          2 Plan of acquisition, reorganization, arrangement, liquidation or succession. Not applicable.

          3    (i)  Articles of Incorporation. Incorporated by reference to
                    Exhibit 6(a) of File No. 33-87376 Registration Statement on
                    Form N-4 filed on December 14, 1994.

          3    (ii) By-Laws. Incorporated by reference to Exhibit 6(b) of File
                    No. 33-87376 Registration Statement on Form N-4 filed on December 14, 1994.

          4    Form of Variable Annuity Contract with MVA Rider. Filed herewith.

          5    Opinion re legality. To be filed by amendment.

          8    Opinion re tax matters. Not applicable.

          9    Voting trust agreement. Not applicable.

          10   Material contracts. Not applicable.

          11   Statement re computation of per share earnings. Not applicable.

          12   Statements re computation of ratios. Not applicable.

          15 Letter re unaudited interim financial information. Not applicable.

          16   Letter re change in certifying accountant. Not applicable.

          21   Subsidiaries of the registrant. Not applicable.

          23.1 Consent of Price Waterhouse LLP. To be filed by amendment.

          23.2 Consent of Counsel. To be filed by amendment.

          24 Powers of attorney. Incorporated by reference to Exhibit 15 of File No. 33-87376 Post-Effective Amendment No. 1 to Form N-4 filed via Edgar on April 19, 1996 and Post-Effective Amendment No. 2 to Form N-4 filed via Edgar on September 13, 1996.

          25   Statement of eligibility of trustee. Not applicable.

          26   Invitation for competitive bids. Not applicable.

          27   Financial Data Schedule. To be filed by amendment.


ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  Not applicable.

ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES

          To be filed by amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 23rd day of January, 1997.

                                 PHL Variable Insurance Company


                                 By____________________________________
                                    *Robert W. Fiondella
                                     President


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the persons in the capacities indicated with PHL Variable Insurance Company on this 23rd day of January, 1997.


      Signature                           Title
      ---------                           -----


________________________                  Director
*Richard H. Booth

________________________                  Director
*Robert G. Chipkin

________________________                  Chairman of the Board and President
*Robert W. Fiondella                      (Principal Executive Officer)

________________________                  Director
*Joseph E. Kelleher

________________________                  Director
*Philip R. McLoughlin

________________________                  Director
*Charles J. Paydos

________________________                  Director, Executive Vice President,
*David W. Searfoss                        Chief Financial Officer and Treasurer
                                          (Principal Financial and
                                          Accounting Officer)

________________________                  Director
*Simon Y. Tan


/s/ Dona D. Young
________________________                  Director
Dona D. Young


By:/s/ DONA D. YOUNG
   ---------------------
      Dona D. Young

*DONA D. YOUNG, as Attorney-in-Fact pursuant to Powers of Attorney, copies of which are filed herewith. (See Exhibit 24.)